                                                                    EXHIBIT 10.6

December 12, 2003


Mr. Kevin Giblin
Westborough Land Realty Trust
c/o New England Management and Realty
259 Turnpike Road
Southborough, Ma  01772

RE:  LETTER OF INTENT-289 TURNPIKE ROAD, WESTBOROUGH, MA


Dear Kevin:

In response to our discussions, we are authorized to submit the following Letter of Intent which summarizes the agreed upon business terms to restructure the lease between Applix and Westborough Land Realty Trust. We appreciate your efforts to date and look forward to finalizing a mutually acceptable lease amendment.

The specific terms and conditions of this Letter of Intent are as follows:

LANDLORD:                  Westborough Land Realty Trust

TENANT:                    Applix, Inc.

RESTRUCTURING FEE:         Tenant will pay Landlord a restructuring fee of
                           $3,000,000.

PREMISES:                  The Premises with consist of 19,968 rentable square
                           feet (RSF) on the entire second floor and 4,408 RSF on a portion of the first floor. The Premises will total 24,376 RSF.

TERM:                      Seven (7) years commencing January 1, 2004.

BASE RENT:                 Years 1-5:     $22.00/RSF Gross
                           Years 6-7:     $24.00/RSF Gross

                           All rents are quoted on a gross basis. Tenant electricity is in addition to Base Rent.

TENANT IMPROVEMENT         Landlord will provide Tenant with an allowance equal
ALLOWANCE:                 to $15 per RSF for the first floor space of 4,408 RSF
                           to be used for any construction with the space and will assist in a cost savings buildout.















53 State Street, 29th Floor, Boston, Massachusetts 02109
Tel 617.439.6000     Fax 617.439.9707
www.rbjrealestate.com

RIGHT TO TERMINATE:        In the event Landlord receives a proposal from a
                           third party to lease the Premises (for no less than $24.00 per RSF) the amended lease may be terminated by Landlord. Landlord will be prohibited against terminating the amended lease prior to January 1, 2005 and Landlord will be required to provide six (6) months written notice of its intent to terminate the lease after said date.

THIRD-PARTY TENANT:        Contingent on Landlord and Tenant entering into a
                           mutually agreeable amendment to the Lease, Landlord will enter into a direct lease with Bain Capital Inc.
                           under the following terms:

                           Term: Five (5) Years
                           Rent: Years 1-5: $14.50/RSF net of Tenant electricity.
                           Option to Extend: Two year option to extend at the greater of $24/RSF or 90% of Fair Market Value. Transaction costs: Applix will be responsible for the cost associated with the demising wall on the third floor and the brokerage fees. Landlord will have final approval of all construction plans.

SECURITY DEPOSIT:          The current security deposit will be reduced to
                           $400,000 and remain at this amount for the term of the amended lease.

BROKERAGE FEES:            Tenant shall be responsible for the payment of the
                           brokerage fees to Richards Barry Joyce & Partners LLC in accordance with a separate agreement.

QUALIFYING CONDITIONS:     It shall be understood that this letter is non-
                           binding in nature and this letter creates no legal rights or obligations until a mutually acceptable lease amendment document has been executed by both parties. Furthermore, this proposal is subject to the execution by both parties of said amendment prior to February 29, 2004. The proposal is also subject to approval by the Board of Directors of Applix

Please acknowledge your acceptance of this Letter of Intent by executing where indicated below and faxing back to my attention. Please forward a lease amendment for our review. We look forward to working with you to finalize this agreement.



Best regards,

/s/ Michael R. Frisoli

Michael R. Frisoli
Partner
cc:      Milt Alpern, Applix, Inc.


AGREED & ACCEPTED:

WESTBOROUGH LAND REALTY TRUST


By:   /s/ Leslie S. Carey
      -------------------

Title:  Trustee
        -------

Date:   December 15, 2003
        -----------------


APPLIX, INC.

By:   /s/ Milton A. Alpern
      --------------------

Title:  Chief Financial Officer
        -----------------------

Date:   December 12, 2003
        -----------------